================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM 8-K/A

                        AMENDMENT NO. 1 TO CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 14, 2000



                                ASHFORD.COM, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

       DELAWARE                     0-27357                    76-0617905
(STATE OF INCORPORATION)      (COMMISSION FILE NO.)       (I.R.S. EMPLOYER
                                                          IDENTIFICATION NO.)



    3800 BUFFALO SPEEDWAY, SUITE 400
      HOUSTON, TEXAS 77098                                       77098
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                       (ZIP CODE)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (713) 369-1300


================================================================================

This Form 8-K/A amends the following items, financial statements, exhibits or other portions of the Current Report on Form 8-K filed with the Securities and Exchange Commission on January 31, 2000, by Ashford.com, Inc. in connection with the acquisition of Jasmin.com Corporation.

ITEM 7. FINANCIAL STATEMENTS OF BUSINESS ACQUIRED AND EXHIBITS

(a)    Financial Statements of Business Acquired

       JASMIN.COM CORPORATION
           FINANCIAL STATEMENTS:
              Report of Independent Public Accountants                                                                F-1
              Balance Sheets as of December 31, 1998 and 1999                                                         F-2
              Statements of Operations for the period from Inception (October 23, 1998) through December 31,
                1998 and the year ended December 31, 1999                                                             F-3
              Statements of Stockholders' Equity for the period from Inception (October 23, 1998) through
                December 31, 1998 and the year ended December 31, 1999                                                F-4
              Statements of Cash Flows for the period from Inception (October 23, 1998) through December 31,
                1998 and the year ended December 31, 1999                                                             F-5
              Notes to Financial Statements                                                                           F-6

(b)    Pro Forma Financial Information (unaudited)

       ASHFORD.COM, INC.
           PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (unaudited):
              Introduction                                                                                           F-11
              Pro Forma Consolidated Balance Sheet as of December 31, 1999                                           F-12
              Pro Forma Consolidated Statement of Operations for the nine months ended December 31, 1999             F-13
              Pro Forma Consolidated Statement of Operations for the period from Inception (March 6, 1998)
              through March 31, 1999                                                                                 F-14
              Notes to Pro Forma Consolidated Financial Statements                                                   F-15

(c)    Exhibits

       Exhibit
       Number        Description
       -------       -----------

       *2.4          Agreement and Plan of Reorganization dated as of January
                     14, 2000 by and among the Company, Ashford-Jasmin Fragrance
                     Corporation and Jasmin.com Corporation

       *99.1         Text of Press Release dated January 17, 2000

*  Previously filed

                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  March 29, 2000

                                        ASHFORD.COM, INC.


                                        By:     /s/ DAVID F. GOW
                                                -------------------------------
                                        Name:   David F. Gow
                                        Title:  Chief Financial Officer

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Board of Directors
of Jasmin.com Corporation:

We have audited the accompanying balance sheets of Jasmin.com Corporation (a Delaware corporation) as of December 31, 1998 and 1999, and the related statements of operations, stockholders' equity and cash flows for the period from inception (October 23, 1998) through December 31, 1998, and for the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Jasmin.com Corporation as of December 31, 1998 and 1999, and the results of its operations and its cash flows for the period from inception (October 23, 1998) through December 31, 1998, and for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

/s/ ARTHUR ANDERSEN LLP

Houston, Texas
February 25, 2000

                             JASMIN.COM CORPORATION

                                 BALANCE SHEETS

                                                                                       December 31
                                                                              ----------------------------
                                                                                 1998              1999
                                                                              -----------      -----------
                           ASSETS

CURRENT ASSETS:
   Cash and cash equivalents                                                  $     6,578      $   305,940
   Certificate of deposit                                                            --             20,000
   Accounts receivable                                                               --              9,050
   Receivable from affiliate                                                         --            148,713
   Inventories                                                                       --            657,104
   Prepaids and other                                                               4,300          114,774
                                                                              -----------      -----------
                   Total current assets                                            10,878        1,255,581
PROPERTY AND EQUIPMENT, net of accumulated depreciation
   of $237,877 at December 31, 1999                                                  --          1,274,115
                                                                              -----------      -----------
                   Total assets                                               $    10,878      $ 2,529,696
                                                                              ===========      ===========

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Accounts payable and accrued liabilities                                   $     4,349      $ 2,858,509

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
   Series A preferred stock, $.01 par value, 3,800,000 shares authorized,
     1,000,000 shares issued and outstanding at December 31, 1999                    --             10,000
   Common stock, $.01 par value, 6,000,000 shares authorized,
     900,000 shares issued and outstanding at December 31, 1999                      --              9,000
   Membership interests                                                            24,000             --
   Additional paid-in capital                                                        --          5,451,000
   Accumulated deficit                                                            (17,471)      (5,798,813)
                                                                              -----------      -----------
                   Total stockholders' equity                                       6,529         (328,813)
                                                                              -----------      -----------
                   Total liabilities and stockholders' equity                 $    10,878      $ 2,529,696
                                                                              ===========      ===========


   The accompanying notes are an integral part of these financial statements.

                             JASMIN.COM CORPORATION

                            STATEMENTS OF OPERATIONS



                                           Period From
                                            Inception
                                        (October 23, 1998)
                                                to           Year Ended
                                           December 31,     December 31,
                                               1998             1999
                                           -----------      -----------
NET SALES                                  $    14,000      $   546,300

COST OF SALES                                     --            483,891
                                           -----------      -----------
              Gross profit                      14,000           62,409

OPERATING EXPENSES:
   Marketing and sales                            --          3,331,418
   General and administrative                   31,471        2,330,588
   Depreciation                                   --            237,877
                                           -----------      -----------

              Total operating expenses          31,471        5,899,883
                                           -----------      -----------
              Loss from operations             (17,471)      (5,837,474)

INTEREST INCOME                                   --             56,132
                                           -----------      -----------
              Net loss                     $   (17,471)     $(5,781,342)
                                           ===========      ===========



   The accompanying notes are an integral part of these financial statements.

                             JASMIN.COM CORPORATION

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                                        Series A
                                     Preferred Stock      Common Stock
                                   --------------------  ---------------                  Additional                    Total
                                                 Par                Par    Membership      Paid-In     Accumulated   Stockholders'
                                     Shares     Value    Shares    Value   Interests       Capital       Deficit        Equity
                                    --------    --------  ------    -----   ----------    -----------   -----------    ------------
BALANCE AT INCEPTION,
  October 23, 1998                        --   $     --       --   $   --   $     --     $        --   $        --     $        --
   Issuance of membership
     interests for cash upon
     formation on October 23,
     1998                                 --         --       --       --     24,000              --            --          24,000
   Net loss                               --         --       --       --         --              --       (17,471)        (17,471)
                                   ---------   --------  -------   ------   --------     -----------   -----------     -----------

BALANCE, December 31, 1998                --         --       --       --     24,000              --       (17,471)          6,529
   Issuance of common stock
     in exchange for membership
     interests                            --         --  900,000    9,000    (24,000)         15,000            --              --
   Issuance of Series A preferred
     stock in exchange for cash    1,000,000     10,000       --       --         --       4,990,000            --       5,000,000
   Obligation to issue common
     stock for services                   --         --       --       --         --         446,000            --         446,000
   Net loss                               --         --       --       --         --              --    (5,781,342)     (5,781,342)
                                   ---------   --------  -------   ------   --------     -----------   -----------     -----------

BALANCE, December 31, 1999         1,000,000   $ 10,000  900,000   $9,000   $     --     $ 5,451,000   $(5,798,813)    $  (328,813)
                                   =========   ========  =======   ======   ========     ===========   ===========     ===========

   The accompanying notes are an integral part of these financial statements.

                             JASMIN.COM CORPORATION

                            STATEMENTS OF CASH FLOWS

                                                                          Period From
                                                                           Inception
                                                                       (October 23, 1998)
                                                                               to          Year Ended
                                                                          December 31,     December 31,
                                                                              1998            1999
                                                                       ------------------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net loss                                                               $   (17,471)     $(5,781,342)
   Adjustments to reconcile net loss to net cash used in
     operating activities-
     Depreciation                                                                  --          237,877
     Compensation expense related to obligation to issue common stock              --          446,000
   Changes in assets and liabilities-
     Accounts receivable                                                           --           (9,050)
     Receivable from affiliate                                                     --         (148,713)
     Inventories                                                                   --         (657,104)
     Prepaids and other                                                        (4,300)        (110,474)
     Accounts payable and accrued liabilities                                   4,349        2,854,160
                                                                          -----------      -----------
                 Net cash used in operating activities                        (17,422)      (3,168,646)
                                                                          -----------      -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchases of property and equipment                                             --       (1,511,992)
   Certificate of deposit                                                          --          (20,000)
                                                                          -----------      -----------
                 Net cash used in investing activities                             --       (1,531,992)
                                                                          -----------      -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
   Issuance of membership interests                                            24,000               --
   Issuance of Series A preferred stock                                            --        5,000,000
                                                                          -----------      -----------
                 Net cash provided by financing activities                     24,000        5,000,000
                                                                          -----------      -----------
NET INCREASE IN CASH AND CASH EQUIVALENTS                                       6,578          299,362

CASH AND CASH EQUIVALENTS:
   Beginning of period                                                             --            6,578
                                                                          -----------      -----------
   End of period                                                          $     6,578      $   305,940
                                                                          ===========      ===========


   The accompanying notes are an integral part of these financial statements.

                             JASMIN.COM CORPORATION

                          NOTES TO FINANCIAL STATEMENTS

                                DECEMBER 31, 1999

1.  OPERATIONS AND
    ORGANIZATION OF BUSINESS:

Background

Jasmin.com LLC was formed as a Delaware limited liability company on October 23, 1998 (Inception). Jasmin.com LLC was reorganized as a Delaware corporation on April 8, 1999, and its name was changed to Jasmin.com Corporation (Jasmin.com or the Company). The Company is engaged in the distribution of fine fragrances through on-line Internet sales. The Company's specialized content includes an on-line magazine dedicated to fragrances, a fragrance museum, a wide range of fragrance brand offerings and a proprietary search engine that allows consumers to search for fragrances according to a wide range of criteria. Jasmin.com also offers custom-made fragrances from its own perfumer. Payment for substantially all of Jasmin.com's sales are made through third-party credit cards.

The Company experienced negative cash flows from operations and incurred net losses for the period from Inception through December 31, 1998, and for the year ended December 31, 1999. The Company funded its activities primarily from equity financings. The business activities in which Jasmin.com is engaged involve a high degree of risk, and future success is dependent upon a number of factors which include, among others, generating sufficient revenues, expanding and maintaining a supply of products, successfully developing sales and marketing operations and obtaining the capital resources to complete these activities. There can be no assurance that the Company will attain successful operations.

On January 14, 2000, the Company, Ashford.com, Inc., and Ashford-Jasmin Fragrance Corporation (Asford-Jasmin), a wholly owned subsidiary of Ashford.com, Inc., executed an agreement and plan of reorganization (the Agreement) whereas Jasmin.com was merged with and into Ashford-Jasmin with Ashford-Jasmin continuing as the surviving corporation. Upon execution of the Agreement, the aggregate purchase price for all of the preferred stock outstanding totaled $4,537,973, including $738,902 cash and 330,354 shares of Ashford.com, Inc.'s common stock with a fair value of $11.50 per share at the date of acquisition. The Agreement also provides for the issuance of additional shares of Ashford.com, Inc.'s common stock, not to exceed 736,514 shares to the preferred and common stockholders, upon the resolution of certain authorized dealer relationship contingencies as set forth in the Agreement.

2.  SUMMARY OF SIGNIFICANT
    ACCOUNTING POLICIES:

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States (GAAP) requires the Company's management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

Revenue is recognized on sales of merchandise held for resale when the product is sold and shipped. Revenues totaling $14,000 for the period from Inception through December 31, 1998, reflect research fee revenue recognized as the related services were provided. No such services were provided subsequent to December 31, 1998.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash on hand and short-term, highly liquid investments with original maturities of three months or less.

Certificate of Deposit

A certificate of deposit was issued to the Company in July 1999 for the purpose of securing the Company's account with a bank. The certificate of deposit will remain pledged to the bank until its final maturity in July 2000.

Inventories

Inventories consist of merchandise held for resale, principally fragrances and fragrance bottles, and packaging supplies, and is stated at the lower of cost or market. The Company uses the average cost method of determining cost of inventory obtained directly from manufacturers. Inventories at December 31, 1998 and 1999, were composed of the following:

                                  1998          1999
                                --------     --------
Merchandise held for resale     $     --     $309,453
Packaging supplies                    --      347,651
                                --------     --------
                                $     --     $657,104
                                ========     ========

Web Site Costs

Costs incurred in connection with developing or obtaining software for internal use are capitalized in accordance with Statement of Position 98-1, "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use." Capitalized Web site development costs at December 31, 1999 primarily relate to external direct costs incurred in developing and obtaining software utilized on the Jasmin.com Web site.

Advertising Costs

The costs of advertising are expensed as incurred. For the period from Inception through December 31, 1998, and for the year ended December 31, 1999, the Company incurred advertising expense of $- and $2,550,000, respectively.

Start-Up Costs

In accordance with the American Institute of Certified Public Accountants' Statement of Position (SOP) No. 98-5, "Reporting on the Costs of Start-up Activities," the Company has expensed all start-up costs, including organization costs, as incurred.

Income Taxes

The Company is a C Corporation for U.S. federal income tax purposes and uses the liability method in accounting for income taxes. Under this method, deferred taxes are recorded based upon differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted rates and laws that will be in effect when the differences are expected to reverse. A valuation allowance has been established where necessary to reduce deferred tax assets to the amount more likely than not expected to be realized in future tax returns.

Comprehensive Income

The Company has adopted the provisions of Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income." SFAS No. 130 establishes standards for reporting comprehensive income and its components in financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during a period from nonowner sources. To date, the Company has not engaged in transactions that are required to be reported in comprehensive income.

Stock-Based Compensation

SFAS No. 123, "Accounting for Stock-Based Compensation," establishes a fair value-based method of accounting for stock-based compensation plans. The Company has recorded as expense the fair value of all stock-based compensation that the Company is obligated to issue to employees and third-party service providers.

3.  PROPERTY AND EQUIPMENT:

Property and equipment is stated at original cost and includes primarily computer and office equipment and Web site costs. Depreciation is provided based on the straight-line method over the estimated useful lives of the respective assets. Repair and maintenance costs are charged to expense as incurred. The Company had no property and equipment at December 31, 1998. Property and equipment consisted of the following at December 31, 1999:

                                             Estimated
                                            Useful Life
                                            -----------
Furniture and fixtures                        7 years     $    83,078
Computer and office equipment                 5 years         375,254
Web site development                          3 years         565,760
Web site license fees                         3 years         487,900
                                                          -----------
                                                            1,511,992
Less- Accumulated depreciation                                237,877
                                                          -----------
         Property and equipment, net                      $ 1,274,115
                                                          ===========


4.  STOCKHOLDERS' EQUITY:

Series A Preferred Stock

In May 1999, the Company entered into a stock purchase agreement with an investor whereby the Company issued 1,000,000 shares of Series A preferred stock in exchange for $5,000,000 in cash. The holder of the Series A preferred stock is entitled to receive when, and if, declared by the board of directors from the surplus only, cash dividends at the rate of $0.30 per share (as adjusted for stock splits, dividends, combinations and reclassifications) per annum. The cash dividends on the Series A preferred stock are cumulative and shall be payable before any dividends or distributions on common stock shall be paid or set apart. No dividends have been declared on the Series A preferred stock.

In the event of any liquidation, dissolution or winding up of the Company, the holder of the Series A preferred stock is entitled to receive, prior and in preference to any distribution to the holders of common stock, an amount per share equal to $10.00, plus all accrued but unpaid dividends.

Each issued and outstanding share of Series A preferred stock is convertible, at the option of the holder, at any time and from time to time without the payment of additional consideration, into such number of fully paid and nonassessable shares of common stock as is determined by dividing the product of the original issue price per share of Series A preferred stock to be converted multiplied by the number of shares of Series A preferred stock to be converted by the conversion price per share at the time of conversion.

Common Stock

The holders of the common stock are entitled to receive dividends when and as declared by the board of directors from the remaining surplus of the Company after payment of the cumulative dividends and accrued dividends for the current year related to the Series A preferred stock. Upon the liquidation, dissolution or winding up of the Company, all of the remaining assets and funds of the Company available for distribution after that required to be distributed to the holders of Series A preferred stock shall be distributed among the holders of common stock.

Stock Options

In May 1999, the Company adopted an incentive compensation plan (the 1999 Stock Option Plan) which provides the ability to grant incentive stock options and nonqualified stock options. The 1999 Stock Option Plan is administered by the board of directors of the Company, which has the authority to determine the option recipients, the number of shares subject to each option grant, the term of the grants, the exercise price and the vesting schedule. The Company may grant a total of 200,000 shares of options under the 1999 Stock Option Plan. No options have been granted under this plan.

5.  INCOME TAXES:

Differences between accounting rules and tax laws cause differences between the bases of certain assets and liabilities for financial reporting and tax purposes. The tax effects of these differences, to the extent they are temporary, are recorded as deferred tax assets and liabilities.

As of December 31, 1999, the Company had a deferred tax asset consisting of the tax effect of the net operating loss carryforward generated in 1999 of approximately $1,900,000. Through April 8, 1999, the Company was a limited liability company and therefore was not subject to income taxes. Due to the uncertainty surrounding the realization of these assets, a valuation allowance has been provided to fully offset the deferred tax assets. As of December 31, 1999, the Company had a net operating loss carryforward of approximately $5,600,000, which may be used to offset taxable income in future years. The net operating loss carryforward will begin to expire in 2015. A change in control, as defined by federal income tax regulations, could significantly limit the Company's ability to utilize its carryforwards.

6.  RELATED-PARTY TRANSACTIONS:

During the year ended December 31, 1999, the Company entered into a fulfillment agreement with the holder of the Series A preferred stock (the Holder), whereby the Holder provides warehousing, packaging and shipping services to the Company for a fee. The Holder also pays certain expenses on behalf of the Company and is reimbursed by the Company. The amounts paid to the Holder for fulfillment services and expense reimbursements for the year ended December 31, 1999, totaled approximately $152,000 and $171,000, respectively. As of December 31, 1999, the Company had also advanced the Holder $148,713 related to fulfillment activities. This amount is reflected as a receivable from affiliate in the accompanying balance sheet and was collected by the Company subsequent to year-end.

7.  COMMITMENTS AND CONTINGENCIES:

Leases

Rent expense from Inception through December 31, 1998, and for the year ended December 31, 1999, was $5,070 and $48,659, respectively.

The Company has entered into a lease for office space, which expires in 2004. Future minimum lease payments relating to the noncancelable operating lease are as follows:

               For the year ending December 31-
                  2000                                      $  60,000
                  2001                                         60,900
                  2002                                         62,727
                  2003                                         64,609
                  2004                                         32,782
                                                            ---------
                                                            $ 281,018
                                                            =========

Advertising Agreement

In April 1999, the Company entered into a four-month advertising and promotion agreement for the period September 1, 1999, to December 31, 1999, with Giorgio Beverly Hills, Inc. (GBH). The Company was obligated to spend $2.55 million on advertising and marketing to support the fragrance product, BOSS HUGO BOSS, which was expensed ratably over the period of the agreement. The parties agreed that GBH would purchase the advertising, subject to reimbursement by Jasmin.com Corporation on December 31, 1999. The Company obtained an extension of the payment due date to January 31, 2000, from GBH. The amount was paid subsequent to December 31, 1999.

                 PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS OF
                       ASHFORD.COM, INC. AND SUBSIDIARIES

Introduction

       The accompanying unaudited pro forma consolidated financial statements are presented to reflect the acquisition of Jasmin.com Corporation ("Jasmin") by Ashford.com, Inc. (the "Company"). The acquisition has been accounted for using the purchase method of accounting. The pro forma consolidated financial statements are based upon the historical financial statements of the Company and Jasmin.

       The unaudited pro forma consolidated financial statements are not necessarily indicative of the results of the future operations of the Company. The unaudited pro forma financial statements should be read in conjunction with the notes thereto and the historical financial statements of Jasmin, included in
Item 7 (a) of this Form 8-K/A. In addition, reference should be made to the historical financial statements of the Company included in the Company's Form S-1 Registration Statement declared effective September 22, 1999, and included in Form 10-Q for the nine months ended December 31, 1999, filed with the Securities and Exchange Commission.

       The following pro forma consolidated financial statements have been prepared as if the acquisition had taken place on December 31, 1999, in the case of the pro forma consolidated balance sheet, or as of the Company's Inception (March 6, 1998) in the case of the pro forma consolidated statement of operations for the nine months ended December 31, 1999 and the pro forma consolidated statement of operations for the period from the Company's Inception (March 6, 1998) through March 31, 1999.

       As a result of differing year ends of the Company and Jasmin, results of operations for dissimilar year ends have been combined. The Company's results of operations for the period from Inception (March 6, 1998) through March 31, 1999 have been combined with Jasmin's results for the period from Inception (October 23, 1998) through December 31, 1998 and the period from January 1, 1999 through March 31, 1999. The Company's results of operations for the nine months ended December 31, 1999 have been combined with Jasmin's results for the same period.

                                ASHFORD.COM, INC.
                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                             AS OF DECEMBER 31, 1999
                                 (IN THOUSANDS)


                                              HISTORICAL
                                              -----------
                                              ASHFORD.COM,   PRO FORMA
                                                  INC.       ADJUSTMENTS     NOTE    PRO FORMA
                                              -----------    -----------     ----    ---------
ASSETS
Current Assets:

    Cash and cash equivalents                  $  60,296      $    (739)      A       $  59,557
    Certificate of deposit                           100             20       A             120
    Accounts receivable                            7,915                                  7,915
    Merchandise inventory                         24,789            298       A          25,087
    Prepaids and other                           104,985                                104,985
                                               ---------      ---------               ---------
       Total current assets                      198,085           (421)                197,664

Property and equipment, net                        5,050            780       A           5,830
Other assets                                      10,512          6,341       A          16,853
                                               ---------      ---------               ---------
Total assets                                   $ 213,647      $   6,700               $ 220,347
                                               =========      =========               =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:

    Accounts payable and accrued liabilities   $   6,137      $   2,901       A       $   9,038

Other long-term liabilities                           83                                     83

Commitments and contingencies

Stockholders' equity:
Common stock                                          45                                     45
Additional paid-in capital                       256,718          3,799       A         260,517
Subscription receivable                             (780)                                  (780)
Deferred compensation                            (16,522)                               (16,522)
Accumulated deficit                              (32,034)                               (32,034)
                                               ---------      ---------               ---------
    Total stockholders' equity                   207,427          3,799                 211,226
                                               ---------      ---------               ---------
Total liabilities and stockholders' equity     $ 213,647      $   6,700               $ 220,347
                                               =========      =========               =========


            See notes to pro forma consolidated financial statements.

                                ASHFORD.COM, INC.
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                   FOR THE NINE MONTHS ENDED DECEMBER 31, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                              HISTORICAL
                                              -----------
                                              ASHFORD.COM,  JASMIN.COM     PRO FORMA
                                                 INC.       CORPORATION   ADJUSTMENTS    NOTE    PRO FORMA
                                               --------     -----------   -----------    ----    ----------
Net sales                                      $ 28,127      $    546      $   (300)       B      $ 28,373
Cost of sales                                    23,118           484                               23,602
                                               --------      --------      --------                 ------
Gross profit                                      5,009            62          (300)                 4,771
Operating expenses:
    Marketing and sales                          24,148         3,331          (300)       B        27,179
    General and administrative                    8,220         2,239                               10,459
    Depreciation and amortization                 2,284           238          (238)       C
                                                                                202        D         2,486
    Amortization of deferred compensation         3,015                                              3,015
                                               --------      --------      --------               --------
       Total operating expenses                  37,667         5,808          (336)                43,139
                                               --------      --------      --------               --------
Loss from operations                            (32,658)       (5,746)           36                (38,368)
Interest income (expense), net                    1,888            56                                1,944
                                               --------      --------      --------               --------
Net loss                                       $(30,770)     $ (5,690)     $     36               $(36,424)
                                               ========      ========      ========               ========

Net loss per share, basic and diluted          $  (1.45)                                          $  (1.69)
                                               ========                                           ========

Shares used to compute net loss per share,
    basic and diluted                            21,275                                             21,605
                                               ========                                           ========


            See notes to pro forma consolidated financial statements.

                                ASHFORD.COM, INC.
           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
      FOR THE PERIOD FROM INCEPTION (MARCH 6, 1998) THROUGH MARCH 31, 1999
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                               HISTORICAL
                                               ------------
                                               ASHFORD.COM,    JASMIN.COM
                                                   INC.        CORPORATION      PRO FORMA
                                               ------------    -----------      ---------
Net sales                                        $  5,938        $     14        $  5,952
Cost of sales                                       5,110              --           5,110
                                                 --------        --------        --------
Gross profit                                          828              14             842
Operating expenses:
    Marketing and sales                             1,013              --           1,013
    General and administrative                      1,038             122           1,160
    Depreciation and amortization                      48              --              48
                                                 --------        --------        --------
       Total operating expenses                     2,099             122           2,221
                                                 --------        --------        --------
Loss from operations                               (1,271)           (108)         (1,379)
Interest income (expense), net                          7              --               7
                                                 --------        --------        --------
Net loss                                         $ (1,264)       $   (108)       $ (1,372)
                                                 ========        ========        ========

Net loss per share, basic and diluted            $  (0.12)                       $  (0.13)
                                                 ========                        ========

Shares used to compute net loss per share,
    basic and diluted                              10,397                          10,727
                                                 ========                        ========


            See notes to pro forma consolidated financial statements.

                       ASHFORD.COM, INC. AND SUBSIDIARIES
        NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)



PRO FORMA ADJUSTMENTS

       A. Reflects the consummation of the acquisition and the related purchase accounting entries. Consideration paid totaled $4.5 million, including $739,000 cash and 330,354 shares of the Company's common stock with a fair value of $11.50 at the date of acquisition. The purchase price was allocated in accordance with APB 16 as follows (in thousands):

Fixed assets                  $   780
Intangible assets               6,341
Net working capital items      (2,583)
                              -------
Total consideration paid      $ 4,538
                              =======

       The purchase price allocation has been based on preliminary estimates of fair value and is subject to adjustment as additional information becomes available and is evaluated. The allocation does not include the issuance of additional shares of Ashford.com, Inc.'s common stock, not to exceed 736,514 shares, upon the resolution of certain dealer relationship contingencies as set forth in the purchase agreement. Fixed assets relate primarily to computer equipment and software costs and will be depreciated using the straight-line method over a weighted average useful life of 2 years. Intangible assets resulting from the acquisition relate to the Jasmin Internet domain name, related trademarks, customer lists and direct brand relationships and will be amortized using the straight-line method over an expected useful life of 2 years.

       B. Reflects the elimination of advertising revenue paid by Jasmin to the Company during December 1999.

       C. Reflects the elimination of historical Jasmin depreciation and amortization expense.

       D. Reflects pro forma depreciation and amortization expense based on the purchase price of the Jasmin assets by the Company. Pro forma depreciation and amortization commences July 1999 which is consistent with the period Jasmin's assets were placed into service.

                                  EXHIBIT INDEX

Exhibit
Number        Description
-------       -----------
 *2.4         Agreement and Plan of Reorganization dated as of January 14, 2000 by and among the Company, Ashford-Jasmin Fragrance Corporation and
              Jasmin.com Corporation

*99.1         Text of Press Release dated January 17, 2000


*  Previously filed.